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                                                                     Exhibit 3.1

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        MANTECH INTERNATIONAL CORPORATION

     ManTech International Corporation, a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

1. The name of the Corporation is ManTech International Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 14, 2001 and was Amended and Restated and filed with the Secretary of State of the State of Delaware on January 17, 2002.

2. Pursuant to sections 242 and 245 of the Delaware General Corporation Law, this Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation's Amended and Restated Certificate of Incorporation.

3. The terms and provisions of this Second Amended and Restated Certificate of Incorporation have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation pursuant to subsection 228(a) of the Delaware General Corporation Law and written notice pursuant to subsection 228(d) of the Delaware General Corporation Law has been given to those stockholders whose written consent has not been obtained.

4. The text of the Second Amended and Restated Certificate of Incorporation reads in its entirety as follows:

         FIRST.   Name.  The name of the Corporation is ManTech International
Corporation.

         SECOND. Address. The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         THIRD.   Purposes.  The purpose for which the Corporation is organized is to engage in any and all lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH.  Capital Stock.

         4.1. Authorized Capital Stock. The total number of shares of stock that the Corporation has authority to issue is Two hundred twenty million (220,000,000), consisting of:

            (a) One hundred fifty million (150,000,000) shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock");

            (b) Fifty million (50,000,000) shares of Class B Common Stock, par value of $0.01 per share (the "Class B Common Stock"); and

            (c)   Twenty million (20,000,000) shares of Preferred
Stock, par value of $0.01 per share (the "Preferred Stock").


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          The Class A Common Stock together with the Class B Common Stock is referred to collectively as the "Common Stock.

     4.2. Terms of Common Stock. All shares of Common Stock will be identical in all respects and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.

          (a) Voting Rights. Except as otherwise provided in these Second Amended and Restated Articles of Incorporation or by applicable law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class with respect to all matters submitted to a vote of holders of shares of Common Stock, subject to any voting rights which may be granted to holders of any Preferred Stock. The holders of shares of Common Stock shall have the following voting rights:

               (1) Each share of Class A Common Stock shall entitle the holder thereof to one (1) vote in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation.

               (2) Each share of Class B Common Stock shall entitle the holder thereof to ten (10) votes in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation, except with respect to any Going Private Transaction (as such term is defined below), which shall be governed by paragraph (k) of this Section 4.2.

          (b) Dividends. The holders of the Common Stock shall be entitled to participate ratably, on a share-for-share basis as if all shares of Common Stock were of a single class, in such dividends, whether in cash, stock or otherwise, as may be declared by the Board of Directors from time to time out of funds of the Corporation legally available therefor; provided, however, that any dividends payable in shares of Common Stock (or payable in rights to subscribe for or purchase shares of Common Stock or securities or indebtedness convertible into or exchangeable for shares of Common Stock) shall be declared and paid at the same rate on each class of Common Stock and only in shares of Class A Common Stock (or rights to subscribe for or to purchase shares of Class A Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class A Common Stock) to holders of Class A Common Stock and in shares of Class B Common Stock (or rights to subscribe for or to purchase shares of Class B Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class B Common Stock) to holders of Class B Common Stock.

          (c) Issuance of Class B Common Stock. After the IPO Date, the Corporation shall not issue or sell any shares of Class B Common Stock or any securities (including, without limitation, any rights, options, warrants or other securities) convertible into or exchangeable or exercisable for shares of Class B Common Stock to any person other than (1) issuance of a certificate or certificates in the name of a person who is an owner of record of Class B Common Stock on the IPO Date (an "Initial Holder") or a Permitted Transferee (as defined in paragraph (j) of this Section 4.2) representing shares of Class B Common Stock that are outstanding on the IPO Date (regardless of whether such shares are held by the Initial Holder or Permitted Transferee on the IPO Date), or (2) issuances or sales upon a stock split, stock dividend, rights offering or other transaction or event in connection with which Class B Common Stock is expressly required or permitted to be issued or sold under this Certificate of Incorporation. For the purposes of this Article Four, the term "IPO Date" shall mean the third business day before the closing date of any initial public offering of the Class A Common Stock in a firm commitment underwritten offering that is registered with the U.S. Securities and Exchange Commission. Any issuance or sale of

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shares of Class B Common Stock (or securities convertible into, or exchangeable or exercisable for, shares of Class B Common Stock) in violation of this Section 4.2(c) shall be null and void ab initio.

     (d)  Voluntary Conversion of Class B Common Stock.

          (1) The holder of each share of Class B Common Stock shall have the right at any time, or from time to time, at such holder's option, to convert such share into one fully paid and nonassessable share of Class A Common Stock on and subject to the terms and conditions hereinafter set forth.

          (2) In order to exercise the conversion privilege, the holder of any shares of Class B Common Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the Corporation maintained for the transfer of Class B Common Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Class A Common Stock issuable on such conversion shall be registered. If required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Class B Common Stock shall be deemed to have been effected on the date (the "Conversion Date") on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby on the Conversion Date.

          (3) As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Class B Common Stock, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Class A Common Stock issuable upon such conversion. Subject to the provisions of paragraph (e) of this Section 4.2, in case any certificate for shares of Class B Common Stock shall be surrendered for conversion of only a part of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class B Common Stock represented by such surrendered certificate that are not being converted.

     (e)  Automatic Conversion of Class B Common Stock upon Certain Events.

          (1) No record or beneficial owner of shares of Class B Common Stock may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment, or otherwise, except to a "Permitted Transferee" as provided herein.

          (2) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such holder's shares of Class B Common Stock to a financial institution pursuant to a

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bona fide pledge of such shares as collateral security for indebtedness due to such financial institution, provided that such shares shall not be transferred to or registered in the name of the financial institution and shall remain subject to the provisions of this paragraph (e). In the event of foreclosure or other similar action by the financial institution, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A Common Stock, as the pledgor may elect; provided, however, that if within ten business days after such foreclosure or similar action any such converted shares are returned to the pledgor or a permitted transferee, such shares shall convert automatically into shares of Class B Common Stock.

     (3) Any purported transfer of shares of Class B Common Stock not permitted hereunder shall result in the conversion of the transferee's shares of Class B Common Stock into shares of Class A Common Stock, effective on the date on which certificates representing such shares are presented for transfer on the stock transfer record books of the Corporation; provided, however, that if the Corporation should determine that such shares were not so presented for transfer within 20 days after the date of such sale, transfer, assignment, or other disposition, the transfer date shall be the actual date of such sale, transfer, assignment, or other disposition as determined in good faith by the Board of Directors or its appointed agent. The Corporation may, as a condition to the transfer or the registration of transfer of shares of Class B Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. If no indication to the contrary is supplied at the time shares of Class B Common Stock are presented for transfer, the transfer shall be presumed by the Corporation to be a transfer to a person other than the Permitted Transferee.

     (4) Shares of Class B Common Stock shall not be registered in "street" or "nominee" names; provided, however, certificates representing shares of Class B Common Stock may be registered in the name of a nominee which is a "Permitted Transferee." The Corporation shall note on the certificates representing the shares of Class B Common Stock that there are restrictions on transfer and registration of transfer imposed by paragraphs (d) and (e) of this Section 4.2.

     (5) Notwithstanding anything to the contrary set forth herein, (i) upon the death of Mr. George J. Pedersen, all shares of Class B Common Stock shall be converted automatically into shares of Class A Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock; (ii) if George J. Pedersen transfers shares of Class B common stock that he beneficially owns to a Permitted Transferee, and at any time after such transfer he does not exercise voting control over the transferred shares and does not exercise voting control over shares of Class B common stock representing at least fifty percent of the voting power of all outstanding shares of common stock entitled to vote on the election of directors, then all of the shares of Class B common stock which have been so transferred to Permitted Transferees and over which George J. Pedersen does not exercise voting control will automatically convert to an equivalent number of shares of Class A common stock; and (iii) upon a Permitted Transferee ceasing to qualify as a Permitted Transferee (and subject to the operation of subparagraph
(j)(9) of this Section 4.2) all shares of Class B Common Stock held by it shall be converted automatically into shares of Class A Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock.

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                    (f)    Further Provisions Regarding Conversions.

                           (1)   Any dividends declared and not paid on shares
of Common Stock prior to their conversion as provided above shall be paid, on the payment date, to the holder or holders entitled thereto on the record date for such dividend payment, notwithstanding such conversion; provided, however, that such holder or holders shall not be entitled to receive the corresponding dividends declared but not paid on the shares of Common Stock issuable upon such conversion.

                           (2)   In the event of a reclassification or other
similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then a holder of Class B Common Stock shall be entitled to receive upon conversion the amount of such security that such holder would have received if such conversion had occurred immediately prior to the record date of such reclassification or other similar transaction.

                           (3)   Shares of the Class B Common Stock converted
into Class A Common Stock shall be retired and shall resume the status of authorized but unissued shares of Class B Common Stock.

                           (4)   The issuance of certificates for shares of
Class A Common Stock issuable upon the conversion of shares of Class B Common Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax that may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

                    (g) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversions provided for herein, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversions provided for herein and shall take all such corporate action as may be necessary to assure that such shares of Class A Common Stock shall be validly issued, fully paid and non-assessable upon conversion of all of the outstanding shares of Class B Common Stock; moreover, if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversions provided for herein, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

                    (h) Adjustments for Stock Splits and Stock Dividends. The Corporation shall treat the shares of Common Stock identically in respect of any subdivisions or combinations (for example, if the Corporation effects a two-for-one stock split with respect to the Class A Common Stock, it shall at the same time effect a two-for-one stock split with respect to the Class B Common Stock).

                    (i) Mergers, Consolidation, Etc. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, and in such

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event, the shares of each class of Common Stock shall be exchanged for or changed into (1) the same amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of any other class of Common Stock is exchanged or changed; provided, however, that if shares of Common Stock are exchanged for or changed into shares of capital stock, such shares so exchanged for or changed into may differ to the extent and only to the extent that the Class A Common Stock and the Class B Common Stock differ as provided herein; or (2) if holders of each class of Common Stock are to receive different distributions of stock, securities, cash and/or any other property, either (i) holders of Class A Common Stock shall receive an amount of stock, securities, cash and/or property per share having a value, as determined by an independent investment banking firm of national reputation selected by the Board of Directors, greater than or equal to the value per share into which or for which each share of Class B Common Stock is exchanged or changed, or (ii) holders of Class A Common Stock and holders of Class B Common Stock shall receive such stock, securities, cash and/or property per share as shall be provided for pursuant to a transaction approved by the holders of a majority of Class A Common Stock and by the holders of a majority Class B Common Stock, each voting separately as a class.

                    (j) Permitted Transferee. For purposes of this Certificate of Incorporation, the term "Permitted Transferee" shall mean:

                           (1)   In the case of a holder of record of the Class
B Common Stock (the "Class B Holder") who is a natural person and the beneficial owner of the shares of Class B Common Stock to be transferred, Permitted Transferees shall include only the following:

                                 (A)  the spouse of such Class B Holder, any
lineal descendant of a grandparent of such Class B Holder, or any spouse of such lineal descendent (herein collectively referred to as "such Class B Holder's Family Members");

                                 (B)  the trustee or trustees of a trust
             (including a voting trust) for the sole benefit of such Class B Holder and/or one or more of such Class B Holder's Permitted Transferees, except that such trust may also grant a general or special power of appointment to one or more of such Class B Holder's Family Members and may permit trust assets to be used to pay taxes, legacies, and other obligations of the Trust or the estates of one or more of such Class B Holder's Family Members payable by reason of the death of any of such Family Members; provided, however, if at any time such trust ceases to meet the requirements of this subparagraph (B), all shares of Class B Common Stock then held by such trustee or trustees shall immediately and automatically, without further act or deed on the part of the Corporation or any person, be converted into Class A Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock;

                                 (C)  a corporation or similar entity wholly
             owned by such Class B Holder and/or such Class B Holder's Permitted Transferees or a partnership or similar entity in which all of the general partners are, and all of the general partnership interests are owned by, such Class B Holder and/or such Class B Holder's Permitted Transferees provided that if by reason of any change in the ownership of such stock or general partners or general partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee of such Class B Holder, all shares of Class B Common Stock then held by such corporation or partnership shall

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             immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Class A Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock;

                           (D) an organization established by the Class B Holder and/or such Class B Holder's Permitted Transferees, contributions to which are deductible for federal income, estate, or gift tax purposes (a "Charitable Organization") and a majority of whose governing board at all times consists of the Class B Holder and/or one or more of the Permitted Transferees of such Class B Holder, or any successor to such Charitable Organization meeting such definition; provided that if by reason of any change in the composition of the governing board of such Charitable Organization, such Charitable Organization shall no longer qualify as a Permitted Transferee of such Class B Holder, all shares of Class B Common Stock then held by such Charitable Organization shall immediately and automatically, without further act or deed on the part of the Corporation or any other person, be converted into shares of Class A Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock; and

                           (E) the executor, administrator, or personal representative of the estate of a deceased Class B Holder or guardian or conservator of a Class B Holder adjudged disabled or incompetent by a court of competent jurisdiction, acting in his capacity as such.

                    (2) In the case of a Class B Holder who is the executor or administrator of the estate of a deceased Class B Holder or guardian or conservator of the estate of a disabled or incompetent Class B Holder, Permitted Transferees shall include only a Permitted Transferee of such deceased, disabled, or incompetent Class B Holder.

                    (3) In the case of a Class B Holder holding the shares of Class B Common Stock as trustee pursuant to a trust, Permitted Transferees shall include only the following:

                           (A) the person who contributed such shares to such trust and any Permitted Transferee of such person, determined in accordance with paragraph (j)(1) of this Section 4.2 above; and

                           (B) any successor trustee of such trust who is described in the immediately preceding subparagraph (j)(3)(A).

                    (4) In the case of a Class B Holder that is a partnership or similar entity, Permitted Transferees shall include only:

                           (A) any partner of such partnership who was also a partner of such partnership on the IPO Date;

                           (B) any person transferring shares of Class B Common Stock to such partnership after the IPO Date (to the extent of the number of shares of Class B Common Stock transferred by the transferor to such partnership); and

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                           (C)   any Permitted Transferee of such person
             referred to in subparagraph (j)(4)(A) or (j)(4)(B) above (not in excess of the number of shares that such person is entitled to receive pursuant to this subparagraph (j)(4)).

                    (5) In the case of a Class B Holder that is a corporation or similar entity, Permitted Transferees shall include only:

                           (A) any stockholder of such corporation on the IPO Date who receives shares of Class B Common Stock pro rata to his stock ownership in such corporation through a dividend or a distribution on or upon redemption of the shares of such corporation;

                           (B) any person transferring shares of Class B Common Stock to such corporation after the IPO Date (to the extent of the number of shares of Class B Common Stock transferred by the transferor to such corporation); and

                           (C) any Permitted Transferee of such stockholder or person referred to in subparagraph (j)(5)(A) or (j)(5)(B) above (not in excess of the number of shares that such stockholder or person is entitled to receive pursuant to this subparagraph
             (j)(5)).

                    (6) An employee benefit plan sponsored by the Corporation or any of its affiliates.

                    (7)    Any Initial Holder.

                    (8)    For purposes of this Section 4.2(j):

                           (A)   The relationship of any person that is
                                 derived by or through legal adoption shall be considered a natural one;

                           (B) Each joint owner of shares of Class B Common Stock shall be considered a Class B Holder of such shares;

                           (C) A minor for whom shares of Class B stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares; and

                           (D) Unless otherwise specified, the term "person" means both natural person and legal entities.

                    (9) Notwithstanding the foregoing, in the event that any transferee of Class B Common Stock is not at the time of transfer or thereafter ceases to qualify as a Permitted Transferee, and within ten business days after the Corporation notifies such person that it has concluded that such person is not or has ceased to qualify as a Permitted Transferee and the bases for such conclusion, such person transfers the shares of Class B Common Stock to a Permitted Transferee, demonstrates that it is a Permitted Transferee or takes appropriate action so that it qualifies as a Permitted Transferee, then notwithstanding anything else in this Section 4.2, the shares of Class B Common Stock held by such person that converted automatically into shares of Class A Common Stock as a result of such person not being or ceasing to qualify as a Permitted Transferee shall convert back to Class B Common Stock.

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          (k) Going Private Transaction. With respect to any Going Private
Transaction, the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as a single class, with each share of Class A Common Stock and each share of Class B Common Stock entitling the holder thereof to one
(1) vote. For purposes of this Section 4.2, the term "Going Private Transaction" shall mean any transaction between the Corporation and (i) an Initial Holder,
(ii) any Affiliate of an Initial Holder, or (iii) any group including an Initial Holder or Affiliates of an Initial Holder where the participation of such person or persons in such group would cause the transaction to be deemed a "Rule 13e-3 Transaction," as such term is defined in Rule 13e-3(a)(3), 17 C.F.R. (S) 240.13e-3(a)(3), as amended from time to time, promulgated under the Securities Exchange Act of 1934, as amended, provided however, that the term "affiliate" as used in Rule 13e-3(a)(3)(i) shall be deemed to include an Affiliate, as defined herein. For purposes hereof, an "Affiliate" of a person shall mean (i) any individual or entity who or that, directly or indirectly, controls, is controlled by, or is under common control with such person, and (ii) the spouse, a child or grandchild (by blood, adoption or marriage) of such person, or any trust for the benefit of one or more of the foregoing.

     4.3. Provisions Relating to Preferred Stock.

          (a) Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock. The Board of Directors is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

          (b) Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

     4.4. General. Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its capital stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions, or as otherwise provided by law. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid capital stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

     FIFTH.   Board of Directors.

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     5.1. Number of Directors. The number, and terms of the Board of Directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the Board of Directors shall be as stated in the Bylaws of the Corporation (the "Bylaws").

     5.2. Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:

          (a) adopt, amend, alter, change or repeal Bylaws of the Corporation; provided, however, that no Bylaw hereafter adopted shall invalidate any prior act of the Corporation that would have been valid if such new Bylaws had not been adopted;

          (b) subject to the Bylaws as from time to time in effect, determine the rules and procedures for the conduct of the business of the Board of Directors and the management and direction by the Board of Directors of the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, or authorize the appointment of, and empower officers and other agents of the Corporation, and to determine the time and place of, the notice requirements for, and the manner of conducting, Board meetings, as well as other notice requirements for, and the manner of taking, Board action; and

          (c) exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject to the provisions of the Delaware General Corporation Law and this Certificate of Incorporation and Bylaws of the Corporation.

     5.3. Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto.

     SIXTH. Liability of Directors.

     6.1. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     6.2. Amendments. Any repeal or modification of Section 6.1 hereof by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     SEVENTH. Indemnification.

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     7.1. Indemnity Undertaking. The Corporation shall indemnify any person who is or was made, or is threatened to be made, a party to any Proceeding, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise (an "Other Entity"), to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges), except as provided in Section 7.3. Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this
Article VII shall extend to Proceedings involving the negligence of such Person.

     7.2. Advancement of Expenses. Except as provided in Section 7.3, the Corporation shall reimburse or advance to any director or officer entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any director or officer may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer, to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director or officer is not entitled to be indemnified for such expenses.

     7.3. Actions against the Corporation. Notwithstanding anything to the contrary in this Article VII, the Corporation shall not be obligated to indemnify a director or officer or to advance expenses with respect to any claim asserted by such person initially or by cross-claim, counter-claim, or third-party claim, in any Proceeding against the Corporation, except for Proceedings to enforce rights to indemnification (including rights to advancement of expenses), unless, prior to such claim being asserted, the assertion of such claim is approved by the directors of the Corporation by a majority vote of a quorum of the Board of Directors or a committee thereof established for such purpose.

     7.4. Rights Not Exclusive. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     7.5. Continuation of Benefits. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VII shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such person.

     7.6. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or

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arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII, this Certificate of Incorporation or under section 145 of the Delaware General Corporation Law or any other provision of law.

     7.7. Binding Effect. The provisions of this Article VII shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article VII is in effect, on the other hand, pursuant to which the Corporation and each such director or officer intend to be, and shall be, legally bound. No repeal or modification of this Article VII shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any Proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     7.8. Procedural Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VII shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or, except as otherwise provided in Section 7.3, advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled, except as otherwise provided in Section 7.3. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such Proceeding.

     7.9. Indemnification of Others. The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     7.10. Definition of "Proceeding." As used herein, the term "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

     EIGHTH.  Meetings of Stockholders.

     8.1. No Action by Written Consent. The stockholders of the Corporation entitled to take action on any matter may act solely at a meeting of stockholders duly called and held in accordance with law and this Certificate of Incorporation and the Bylaws and may not act by a consent or consents in writing.

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     8.2. Meetings of Stockholders. The annual meeting of stockholders for the election of directors and the transaction of such other business as may be brought before such meeting in accordance with this Certificate of Incorporation and the Bylaws shall be held at such hour and on such business day in each year as may be determined by resolution adopted by the affirmative vote of a majority of the Board. Except as otherwise required by law, special meetings of stockholders may be called by the Secretary at the direction of: (a) the affirmative vote of a majority of the Board, (b) the Chairman of the Board of Directors, (c) the Chief Executive Officer, or (d) the holders of shares representing a majority of the voting power of the outstanding Common Stock entitled to vote at such meeting of stockholders. Annual and special meetings of stockholders shall not be called or held otherwise than as herein provided.

     8.3. Written Ballot. Elections of directors need not be written ballot unless the bylaws of the Corporation shall so provide.

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     IN WITNESS WHEREOF, the corporation has caused this Second Amended and
Restated Certificate of Incorporation to be signed by its Chairman, Chief Executive Officer and President and attested to by its Executive Vice President, Chief Financial Officer and Treasurer on this 30th day of January, 2002.

                          By:   /s/ George J. Pedersen
                          ------------------------------------------------
                          Name: George J. Pedersen
                          Title: Chairman, Chief Executive Officer and President


Attested:

By:  /s/ John A. Moore, Jr.
------------------------------------
Name:  John A. Moore, Jr.
Title: Executive Vice President, Chief Financial Officer
       and Treasurer

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